SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuit to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

October 29, 2003
(Date of earliest event reported)

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25826 (Commission File Number)	77-0201147 (I.R.S. Employer Identification Number)

549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure

     On October 29, 2003, Harmonic Inc. (“Harmonic” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, SoundView Technology Corporation and Needham & Company, Inc. as managing underwriters on behalf of the several underwriters listed in Schedule A thereto (collectively, the “Underwriters”) relating to the offering and sale of 9,000,000 shares of the Company’s common stock (“Common Stock”) at a purchase price to the public of $7.40 per share. In the Underwriting Agreement, the Company granted to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments, up to 1,350,000 additional shares of Common Stock.

     On October 29, 2003, Harmonic also issued a related press release. A copy of the Underwriting Agreement and a copy of the press release are attached hereto as Exhibit 1.1 and Exhibit 99.1, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

1.1	Underwriting Agreement, dated October 29, 2003, by and among Harmonic Inc., UBS Securities LLC, SoundView Technology Corporation and Needham & Company, Inc.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation, included in Exhibit 5.1.

99.1	Press release of Harmonic Inc. issued on October 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date: November 3, 2003	By: /s/ Robin N. Dickson Name: Robin N. Dickson Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

1.1	Underwriting Agreement, dated October 29, 2003, by and among Harmonic Inc., UBS Securities LLC, SoundView Technology Corporation and Needham & Company, Inc.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation, included in Exhibit 5.1.

99.1	Press release of Harmonic Inc. issued on October 29, 2003.